UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2015

ANN INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10738	13-3499319
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Times Square

New York, New York 10036

(212) 541-3300

(Registrant’s address, including zip code, and telephone number, including area code, of principal executive offices)

N/A

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 19, 2015, ANN INC., a Delaware corporation (“ANN”), held a special meeting of its stockholders in connection with the Agreement and Plan of Merger, dated as of May 17, 2015 (the “Merger Agreement”), by and among ANN, ascena retail group, inc., a Delaware corporation (“ascena”) and Avian Acquisition Corp., a Delaware corporation and wholly owned subsidiary of ascena (“Merger Sub”), pursuant to which, among other things, subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into ANN, with ANN surviving the merger as a wholly owned subsidiary of ascena (the “Merger”). At the special meeting, ANN’s stockholders present in person or by proxy voted on the matters described below.

1. ANN’s stockholders approved a proposal to adopt the Merger Agreement, based on the following votes:

Votes For	Votes Against	Votes Abstained
37,518,075	10,799	267,486

2. ANN’s stockholders did not approve by advisory (non-binding) vote certain compensation arrangements for ANN’s named executive officers in connection with the Merger, as contemplated by the Merger Agreement, based on the following votes:

Votes For	Votes Against	Votes Abstained
17,124,535	19,145,589	1,526,236

3. ANN’s stockholders approved a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the approval of Proposal No. 1, based on the following votes:

Votes For	Votes Against	Votes Abstained
34,688,340	2,848,305	259,715

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANN INC.

Date: August 19, 2015	By	/s/ Michael J. Nicholson
	Name:	Michael J. Nicholson
	Title:	Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer